UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2021

Wikisoft Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56239	35-2675388
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

315 Montgomery Street San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800)-706-0806

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.02 Termination of a Material Definitive Agreement.

On August 31, 2020, Wikisoft Corp. a Nevada corporation (the “Company”) entered into an Equity Purchase Agreement (the “EPA”) with Oscaleta Partners LLC (the “Investor”). Under the EPA, the Company was able to require the Investor to acquire shares of the Company’s common stock, up to a maximum amount of $5,000,000, once the Company met certain criteria as set forth in the EPA. Pursuant to Section 10.5 of the EPA, the Company was permitted to terminate the EPA at any time by giving written notice to the Investor. On April 6, 2021, the Company gave the investor written notice in accordance with Section 10.5 of the EPA that the Company was terminating the EPA effective April 6, 2021 (the “Termination”). There were no termination penalties incurred or payable by the Company or the Investor in connection with the Termination.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2021	Wikisoft Corp.

	By:	/s/ Carsten Kjems Falk
	Name: Title:	Carsten Kjems Falk Chief Executive Officer

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